UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On August 28, 2012, the Board of Directors (the “Board”) of The Toro Company (“Toro”), upon recommendation of the Nominating & Governance Committee of the Board, increased the size of the Board from nine directors to ten directors and elected Mr. James “Joc” O’Rourke to fill the vacancy created by such increase. Mr. O’Rourke joins the class of directors having a term ending at Toro’s Annual Meeting of Shareholders to be held in March 2013. As of the date hereof, Mr. O’Rourke has not been appointed to any Board committees. It is expected that committee appointments for Mr. O’Rourke will be determined at the next regularly scheduled Board meeting to be held in September 2012. There are no arrangements or understandings between Mr. O’Rourke and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of Toro’s last fiscal year, or are currently proposed, regarding Mr. O’Rourke that are required to be disclosed by Item 404(a) of Regulation S-K. In connection with the election of Mr. O’Rourke to the Board, Toro entered into an Indemnification Agreement with Mr. O’Rourke in the same form that Toro has entered into with its other directors, pursuant to which Toro has agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and Toro’s Restated Certificate of Incorporation and continued director’s and officer’s liability insurance coverage, a copy of which is attached to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as Exhibit 10(u).

Mr. O’Rourke, 51, is the Executive Vice President—Operations and Chief Operating Officer of The Mosaic Company (“Mosaic”), Plymouth, Minnesota (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry), a position he has held since August 2012. In this role, Mr. O’Rourke has responsibility for Mosaic’s mining and manufacturing operations, as well as environmental, health and safety, supply chain and procurement. Previously, Mr. O’Rourke was the Executive Vice President—Operations from January 2009, when he joined Mosaic, to August 2012. From 2006 to 2008, Mr. O’Rourke was the President, Australia Pacific of Barrick Gold Corporation, Toronto, Ontario, Canada (a global producer and seller of gold and copper also engaged in related activities including exploration and mine development), where he was responsible for the Australia Pacific Business Unit consisting of gold and copper mines in Australia and Papua New Guinea and oversight of approximately 6,500 employees. Throughout his career, Mr. O’Rourke has held various senior management, engineering and other positions in the mining industry in Canada, Papua New Guinea and Australia.

Mr. O’Rourke will receive compensation and participate in plans as a non-employee member of the Board as described on pages 24 to 27 in the Proxy Statement for Toro’s Annual Meeting of Shareholders held on March 20, 2012, under the heading “Director Compensation.”

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by The Toro Company in connection with the announcement of the election of Mr. O’Rourke to its Board.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to The Toro Company Annual Report on Form 10-K for the fiscal year ended October 31, 2006)

99.1	Press release dated August 28, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: August 28, 2012	By	/s/ Amy E. Dahl
Amy E. Dahl
Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to The Toro Company Annual Report on Form 10-K for the fiscal year ended October 31, 2006)

99.1	Press release dated August 28, 2012 (furnished herewith).